EXHIBIT 31.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Bruce N. Huff, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K/A for the fiscal year ended December 31, 2010, of Far East Energy Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2011	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer